                                                   Exhibit 99.3

                                                   Exhibit to Annual Report
                                                   on Form 10-K of
                                                   Angelica Corporation



                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                          ---------------

                             Form 11-K

(Mark One)

(x)  ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
     EXCHANGE ACT OF 1934 [FEE REQUIRED]


     For the fiscal year ended   December 31, 1996
                               --------------------------------------------
                                OR


( ) TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]


     For the transition period from ------------------to-------------------


     Commission file number   1-5674
                            -----------------------------------------------

     A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                     THE ANGELICA CORPORATION
                       SAVANNAH 401(k) PLAN


     B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                       ANGELICA CORPORATION
                     424 South Woods Mill Road
                Chesterfield, Missouri  63017-3406

Financial Statements and Exhibits.
---------------------------------

     (a)  Financial Statements.                     Pages of this
          --------------------                      -------------
                                                    Form 11-K
                                                    ---------

          Report of Independent Public Accountants       5

          Statement of Net Assets Available for          6-7
          Plan Benefits - December 31, 1996 and
          December 31, 1995

          Statement of Changes in Net Assets             8
          Available for Plan Benefits - Fiscal
          Year ended December 31, 1996

          Notes to Financial Statements                  9-11

          Schedule I                                     12

          Schedule II                                    13



     (b)  Exhibits.
          --------

          23.  Consent of Independent Public Accountants.

      THE ANGELICA CORPORATION
      SAVANNAH 401(k) PLAN

      FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
      AS OF DECEMBER 31, 1996 AND 1995
      TOGETHER WITH AUDITORS' REPORT

                             THE ANGELICA CORPORATION
                             ------------------------

                               SAVANNAH 401(k) PLAN
                               --------------------


                 FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
                 -----------------------------------------------

                           DECEMBER 31, 1996 AND 1995
                           --------------------------


                               TABLE OF CONTENTS
                               -----------------


REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

FINANCIAL STATEMENTS:
  Statement of Net Assets Available for Plan Benefits--December 31, 1996 Statement of Net Assets Available for Plan Benefits--December 31, 1995 Statement of Changes in Net Assets Available for Plan Benefits for the Year
    Ended December 31, 1996

NOTES TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES

SUPPLEMENTAL SCHEDULES SUPPORTING FINANCIAL STATEMENTS:
  Schedule I: Item 27a - Schedule of Assets Held for Investment Purposes-- December 31, 1996
  Schedule II: Item 27d - Schedule of 5% Reportable Transactions for the Year Ended December 31, 1996

                  REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Angelica Corporation:


We have audited the accompanying statements of net assets available for plan benefits of The Angelica Corporation Savannah 401(k) Plan (the Plan) as of December 31, 1996 and 1995, and the related statement of changes in net assets available for plan benefits for the year ended December 31, 1996. These financial statements and the schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan as of December 31, 1996 and 1995, and the changes in net assets available for plan benefits for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules, as listed in the accompanying table of contents, are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statements of net assets available for plan benefits and the statement of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


St. Louis, Missouri,
  March 21, 1997

                                        THE ANGELICA CORPORATION
                                        ------------------------

                                          SAVANNAH 401(k) PLAN
                                          --------------------


                           STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                           ---------------------------------------------------

                                           DECEMBER 31, 1996
                                           -----------------
                                                                                    Investment Funds
                                                                       ------------------------------------------------
                                                                                                              Directed
                                                                       Company                   Interest     Purchase
                                                                        Stock       Mutual        Income       of Life
                                                            Total       Fund         Fund          Fund       Insurance
                                                          --------     -------      ------       --------     ---------
              ASSETS
              ------
INVESTMENTS, at fair value:
  Angelica Corporation Common Stock                       $    975      $  975      $ -          $   -          $  -
  MFS Growth Opportunities Fund                              1,606        -          1,606           -             -
  Washington Mutual Investors Fund                           2,634        -          2,634           -             -
  American Balanced Fund                                     1,008        -          1,008           -             -
  Hartford Life Insurance Company Group
   Annuity Contract                                        157,746        -           -           157,746          -
  Society National Bank MGD GIC Fund                       350,102        -           -           350,102          -
  Boatmen's Employee Benefit Short-Term Fund                 5,039          33          91          4,900           15
  Loans to participants                                     25,704        -           -            25,704          -
                                                          --------      ------      ------       --------       ------
                                                           544,814       1,008       5,339        538,452           15
OTHER ASSETS:
  Contributions receivable (including employer's
   contributions of $805)                                    4,241           5          95          4,126           15
  Interest and dividends receivable                            221          12         194             15          -
  Loan payments receivable                                   1,252        -           -             1,252          -
                                                          --------      ------      ------       --------       ------
     Total assets                                          550,528       1,025       5,628        543,845           30

            LIABILITIES
            -----------

PREMIUMS PAYABLE                                                30        -           -              -              30
                                                          --------      ------      ------       --------       ------
NET ASSETS AVAILABLE FOR PLAN BENEFITS                    $550,498      $1,025      $5,628       $543,845       $  -
                                                          ========      ======      ======       ========       ======

       The accompanying notes are an integral part of this statement.

                                        THE ANGELICA CORPORATION
                                        ------------------------

                                         SAVANNAH 401(k) PLAN
                                         --------------------


                            STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                            ---------------------------------------------------

                                             DECEMBER 31, 1995
                                             -----------------

                                                                                       Investment Funds
                                                                       -----------------------------------------------
                                                                                                             Directed
                                                                        Company                 Interest     Purchase
                                                                         Stock      Mutual       Income       of Life
                                                            Total        Fund        Fund         Fund       Insurance
                                                          --------      -------     ------      --------     ---------
              ASSETS
              ------
INVESTMENTS, at fair value:
  Angelica Corporation Common Stock                       $    881       $ 881      $ -          $   -         $  -
  Massachusetts Capital Development Fund                     1,291        -          1,291           -            -
  Washington Mutual Investors Fund                           1,673        -          1,673           -
  Hartford Life Insurance Company Group
   Annuity Contract                                        145,859        -           -           145,859         -
  LaSalle National Income Plus Fund                         21,716        -           -            21,716         -
  Society National Bank MGD GIC Fund                       273,417        -           -           273,417         -
  Boatmen's Employee Benefit Short-Term Fund                 5,813          57          20          5,719          17
  Loans to participants                                     27,974        -           -            27,974         -
                                                          --------       -----      ------       --------      ------
                                                           478,624         938       2,984        474,685          17
OTHER ASSETS:
  Contributions receivable (including employer's
   contributions of $571)                                    3,687           5          14          3,655          13
  Interest and dividends receivable                            143          26          97             20         -
  Loan payments receivable                                     732        -           -               732         -
                                                          --------       -----      ------       --------      ------
      Total assets                                         483,186         969       3,095        479,092          30

               LIABILITIES
               -----------

PREMIUMS PAYABLE                                                30        -           -              -             30
                                                          --------       -----      ------       --------      ------
NET ASSETS AVAILABLE FOR PLAN BENEFITS                    $483,156       $ 969      $3,095       $479,092      $  -
                                                          ========       =====      ======       ========      ======

       The accompanying notes are an integral part of this statement.

                                         THE ANGELICA CORPORATION
                                         ------------------------

                                           SAVANNAH 401(k) PLAN
                                           --------------------

                       STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                       --------------------------------------------------------------

                                 FOR THE YEAR ENDED DECEMBER 31, 1996
                                 ------------------------------------

                                                                                       Investment Funds
                                                                       ------------------------------------------------
                                                                                                               Directed
                                                                        Company                  Interest      Purchase
                                                                         Stock      Mutual        Income       of Life
                                                            Total        Fund        Fund          Fund       Insurance
                                                          --------      -------     ------       --------     ---------
ADDITIONS:
  Participant contributions                               $ 56,784      $   56      $1,396       $ 54,968      $ 364
  Employer contributions                                    10,180          26         152         10,002        -
  Interest income                                           34,061           2           3         34,056        -
  Dividend income                                              670          46         624           -           -
  Change in unrealized appreciation of
   investments                                                 284         (74)        358           -           -
                                                          --------      ------      ------       --------      -----
                                                           101,979          56       2,533         99,026        364
                                                          --------      ------      ------       --------      -----
DEDUCTIONS:
  Participant withdrawals                                   34,273        -           -            34,273        -
  Life insurance premiums                                      364        -           -              -           364
                                                          --------      ------      ------       --------      -----
                                                            34,637        -           -            34,273        364
                                                          --------      ------      ------       --------      -----
    Net increase                                            67,342          56       2,533         64,753        -

NET ASSETS AVAILABLE FOR PLAN BENEFITS
  AT BEGINNING OF YEAR                                     483,156         969       3,095        479,092        -
                                                          --------      ------      ------       --------      -----
NET ASSETS AVAILABLE FOR PLAN BENEFITS
  AT END OF YEAR                                          $550,498      $1,025      $5,628       $543,845      $ -
                                                          ========      ======      ======       ========      =====
       The accompanying notes are an integral part of this statement.


                        THE ANGELICA CORPORATION
                        ------------------------

                          SAVANNAH 401(k) PLAN
                          --------------------


       NOTES TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
       --------------------------------------------------------

                      DECEMBER 31, 1996 AND 1995
                      --------------------------


1.  DESCRIPTION OF PLAN:
    -------------------

The following description of The Angelica Corporation Savannah 401(k) Plan (the Plan) is provided for general information purposes only. More complete information regarding the Plan's provisions may be found in the plan document.

General
-------

The Plan was adopted by the Board of Directors of Angelica Corporation (the Company) to provide participants an opportunity to defer portions of their earnings so as to provide supplementary retirement income and a measure of economic security. The Company is the Plan Administrator and the assets of the Plan are held in trust by Boatmen's Trust Company (the Trustee).

Eligible Participants
---------------------

The participating employers in the Plan are the Company and its subsidiaries. All full-time union employees at the Company's Savannah, Tennessee, plant who have either (i) completed one year of service with the Company and are age 21 or older or (ii) completed three years of service, are eligible to participate in the Plan.

Contributions
-------------

Eligible employees may contribute up to 12% of their annual compensation to the Plan through payroll deferrals. The Company provides a matching contribution of up to five cents for each hour worked by a participant.

Vesting
-------

The salary deferral and company matching contributions of each participant's account are fully vested and nonforfeitable at all times.

Benefits
--------

Participants are entitled to receive the balance of their accounts upon death, total disability, retirement or termination of employment, or upon request after reaching age 59-1/2. Participants who have suffered a hardship (as defined by the Internal Revenue Service and the Plan) may also withdraw all or any portion of their account balances. As of December 31, 1996 and 1995, the Plan had $197 and $2,249, respectively, in net assets available for plan benefits that had been requested to be paid to terminated participants. Although not shown separately in the accompanying financial statements, the liability to terminated participants is shown separately on the Form 5500.

Loan Provision
--------------
The Plan allows participants to borrow from their accounts, subject to certain limitations. Such loans made prior to November 1989 bear interest at a rate equal to the rate being earned by the Interest Income Fund at the time the loan was made. Loans made subsequent to October 1989 bear interest at the prime rate plus 1/2% at the time the loan is made. All loans are secured by the participant's account and are repayable in installments by payroll deductions.

Investment Programs
-------------------

The investment programs of the Plan are as follows:

   Upon enrollment or reenrollment, each participant directs his or her contributions to be invested in one or more of the investment options below in increments of at least 10%. Such direction may be revised by participants on a monthly basis.

      Company Stock Fund
         This fund is invested in Angelica Corporation Common Stock.

      Mutual Fund
         Each participant may choose to invest in the American Balanced Fund and/or the Washington Mutual Investors Fund. Participants may no longer make contributions into the MFS Growth Opportunities Fund but are not required to transfer their account balances elsewhere.

      Interest Income Fund
         This fund is invested in group annuity contracts with Hartford Life Insurance Company and Society National Bank.

      Directed Purchase of Life Insurance
         Each participant has the right to direct a portion of his or her spouse and children under age 23. Only participants contributing to the fund as of December 31, 1990, are allowed to continue contributions in the future.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
    ------------------------------------------

Basis of Accounting
-------------------

The financial statements of the Plan are maintained on an accrual basis. The Plan's investments are stated at fair value, as determined by the Trustee, based on publicly stated price information. The "average cost" method is used to determine the cost of securities sold. Investments in group annuity contracts are stated at contract value.

Administrative Expenses
-----------------------

Costs of administering the Plan are generally borne by the Company and are not charged to the Plan.

Gains and Losses on Sale of Investments
---------------------------------------

In compliance with reporting regulations of the Department of Labor, the Plan calculates the net realized gains and losses on investments sold or distributed and unrealized appreciation and depreciation of investments based on the market value of the assets at the beginning of the plan year or at the time of purchase during the year.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of additions to and deductions from net assets available for benefits during the reporting period. Actual results could differ from those estimates.

3.  INVESTMENTS:
    -----------

The Trustee of the Plan holds the Plan's investments and executes transactions therein.

The fair market values of individual assets that represent 5% or more of the Plan's net assets as of December 31, 1996 and 1995, are as follows:

   December 31, 1996:
      Hartford Life Insurance Company Group Annuity Contract       $157,746
      Society National Bank MGD GIC Fund                            350,102

   December 31, 1995:
      Hartford Life Insurance Company Group Annuity Contract       $145,859
      Society National Bank MGD GIC Fund                            273,417
      Loans to participants                                          27,974

4.  INCOME TAX STATUS:
    -----------------

The Company has received a determination letter dated October 6, 1992, from the Internal Revenue Service stating that the Plan qualifies under the Internal Revenue Code; as such, the Plan is exempt from federal income tax, and amounts contributed by the Company and its employees are not taxable to the participants until distributions from the Plan are made. The Plan Administrator believes that the Plan, as amended and as currently operating, is in compliance with all applicable provisions of the Internal Revenue Code.

5.  TERMINATION OF THE PLAN:
    -----------------------

The Company reserves the right to terminate its participation in the Plan as of any specified current or future date.

Until the assets held in the Trust have been fully distributed, the Trustee shall continue to possess all powers with which it was empowered by the Trust Agreement, and shall have all such other powers as are necessary or appropriate to the completion of such distribution.

Upon termination of the Plan, plan assets will not be insured by the Pension Benefit Guaranty Corporation as the Plan is not covered by Title IV of the Employee Retirement Income Security Act of 1974. In addition, termination of the Plan must be approved by the Internal Revenue Service.

                                                                   SCHEDULE I


                                 THE ANGELICA CORPORATION
                                 ------------------------

                                   SAVANNAH 401(k) PLAN
                                   --------------------


                 ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                 ----------------------------------------------------------

                                    DECEMBER 31, 1996
                                    -----------------
                                                               Number of
                                                               Shares or
                                                               Principal                  Fair
                                                                 Amount       Cost        Value
                                                               ---------    --------    --------

COMPANY STOCK FUND:
   Angelica Corporation Common Stock <Fa>                             51    $  1,342    $    975
   Boatmen's Employee Benefit Short-Term Fund <Fa>              $     33          33          33
                                                                            --------    --------
                                                                               1,375       1,008
                                                                            --------    --------
MUTUAL FUND:
   MFS Growth Opportunities Fund                                 123.851       1,488       1,606
   Washington Mutual Investors Fund                              107.324       2,054       2,634
   American Balanced Fund                                         69.302       1,018       1,008
   Boatmen's Employee Benefit Short-Term Fund <Fa>              $     91          91          91
                                                                            --------    --------
                                                                               4,651       5,339
                                                                            --------    --------
INTEREST INCOME FUND:
   Hartford Life Insurance Company Group Annuity Contract       $157,746     157,746     157,746
   Society National Bank MGD GIC Fund                           $350,102     350,102     350,102
   Boatmen's Employee Benefit Short-Term Fund <Fa>              $  4,900       4,900       4,900
   Loans to participants, interest ranging from 6.5% to
    10.5% <Fa>                                                  $ 25,704      25,704      25,704
                                                                            --------    --------
                                                                             538,452     538,452
                                                                            --------    --------
DIRECTED PURCHASE OF LIFE INSURANCE:
   Boatmen's Employee Benefit Short-Term Fund <Fa>              $     15          15          15
                                                                            --------    --------
    Total investments                                                       $544,493    $544,814
                                                                            ========    ========

<Fa>  Also a party-in-interest.

       The accompanying notes are an integral part of this schedule.

                                                                  SCHEDULE II

                                        THE ANGELICA CORPORATION
                                        ------------------------

                                          SAVANNAH 401(k) PLAN
                                          --------------------

                           ITEM 27d - SCHEDULE OF 5% REPORTABLE TRANSACTIONS <Fa>
                           ------------------------------------------------------

                                  FOR THE YEAR ENDED DECEMBER 31, 1996
                                  ------------------------------------

                                                   Purchases                               Sales
                                          ------------------------     ---------------------------------------------
                                            Number of     Purchase      Number of       Sales     Cost of      Gain/
   Description of Asset                   Transactions     Price       Transactions     Price      Assets     (Loss)
   --------------------                   ------------    --------     ------------     -----     -------     ------
Society National Bank MGD
   GIC Fund                                    14         $ 81,936          13        $ 23,857    $ 23,857    $   -

Boatmen's Employee Benefit
   Short-Term Fund <Fb>                       121          133,852          52         134,627     134,627        -

<Fa>  Represents transactions or a series of transactions in excess of 5% of the fair value of plan assets at the beginning of the year.

<Fb>  Also a party-in-interest.

       The accompanying notes are an integral part of this schedule.

                                                       Exhibit 23
                                                       of 11-K


             CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
             -----------------------------------------

     As independent public accountants, we hereby consent to the incorporation of our report on The Angelica Corporation Savannah 401(k) Plan financial statements included in this Form 11-K, into the Corporation's previously filed Registration Statement on Form S-8 File No. 33-625.


                                        /s/ Arthur Andersen LLP

                                        ARTHUR ANDERSEN LLP



St. Louis, Missouri
April 22, 1997